Exhibit 7

JOINT FILING AGREEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13D/A is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

Date: May 28, 2015	DEVON ENERGY CORPORATION

	By:	/s/ Carla D. Brockman
	Name:	Carla D. Brockman
	Title:	Vice President Corporate Governance and Secretary

DEVON ENERGY CORPORATION (OKLAHOMA)

	By:	/s/ Carla D. Brockman
	Name:	Carla D. Brockman
	Title:	Vice President and Secretary

DEVON GAS CORPORATION

	By:	/s/ Carla D. Brockman
	Name:	Carla D. Brockman
	Title:	Vice President and Secretary

SOUTHWESTERN GAS PIPELINE, L.L.C.

	By:	/s/ Carla D. Brockman
	Name:	Carla D. Brockman
	Title:	Vice President and Secretary

DEVON GAS OPERATING, INC.

	By:	/s/ Carla D. Brockman
	Name:	Carla D. Brockman
	Title:	Vice President and Secretary

DEVON GAS SERVICES, L.P.

		By:	Devon Gas Operating, Inc., its general partner

			By:	/s/ Carla D. Brockman
			Name:	Carla D. Brockman
			Title:	Vice President and Secretary

ENLINK MIDSTREAM MANAGER, LLC

	By:	/s/ Barry E. Davis
	Name:	Barry E. Davis
	Title:	President and Chief Executive Officer

JOINT FILING AGREEMENT

ENLINK MIDSTREAM, LLC

	By:	EnLink Midstream Manager, LLC, its managing member

		By:	/s/ Barry E. Davis
		Name:	Barry E. Davis
		Title:	President and Chief Executive Officer

ENLINK MIDSTREAM, INC.

By:	/s/ Barry E. Davis
Name:	Barry E. Davis
Title:	President and Chief Executive Officer

ACACIA NATURAL GAS CORP I, INC.

By:	/s/ Barry E. Davis
Name:	Barry E. Davis
Title:	President and Chief Executive Officer

JOINT FILING AGREEMENT